                                                                   EXHIBIT 23.02

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 17, 1997 included in Crescent Real Estate Equities Company's Form 10-K for the year ended December 31, 1996, and of our reports dated February 14, 1997 on Trammell Crow Center and March 18, 1997 on Carter-Crowley Operating Real Estate Portfolio included in Crescent Real Estate Equities Company's Form 8-K and to all references to our Firm included in this Registration Statement.

                                            ARTHUR ANDERSEN, LLP

Dallas, Texas
August 15, 1997